                         SCHEDULE 14A
                        (RULE 14a-101)
           INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant  [x]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement    [ ] Confidential, for Use of
[x]  Definitive Proxy Statement         the Commission Only
[ ]  Definitive Additional Materials    permitted by Rule
[ ]  Soliciting Material Pursuant to    14a-6(e)(2))
     Rule 14a-11(c) or Rule 14a-12

                      CECIL BANCORP, INC.
----------------------------------------------------------------
         (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                          Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies:

          ------------------------------------------------------

     2. Aggregate number of securities to which transaction applies:

          ------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ------------------------------------------------------

     5.   Total Fee Paid:

          ------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ------------------------------------------------------

     3    Filing Party:

          ------------------------------------------------------

     4.   Date Filed:

          ------------------------------------------------------

                 [CECIL BANCORP, INC. LETTERHEAD]







                        March 22, 1999





Dear Stockholder:

     We regret to inform you that early on March 22, 1999, Director Michael Scibinico passed away. This occurred after the proxy materials for the 1999 Annual Meeting had been printed, so
Michael's name still appears in the proxy.

     Michael Scibinico played a large role in the growth and success that Cecil Bancorp, Inc. and Cecil Federal Savings Bank have experienced over the past 32 years. His well reasoned thought and quiet leadership were invaluable in guiding the Bank, and more recently, the Bancorp through the many changes that have occurred over that time. His insight, wisdom and leadership on the Board of Directors will be sorely missed.

     As indicated in the proxy materials, in the event of the death of a director, the Board of Directors may reduce the size of the Board to account for this having occurred. Therefore, due to the unfortunate death of Mr. Scibinico, the Board of Directors will reduce the size of the Board to nine members at the current time, to be increased to ten members effective as of the date of the Annual Meeting.

     We are sorry to have to inform you of this unhappy event, but we are sure you will join us in honoring Michael Scibinico for his over 32 years of service to Cecil Bancorp, Inc. and Cecil Federal Savings Bank.



     Sincerely,


     /s/ Bernard L. Siegel               /s/ Mary B. Halsey

     Bernard L. Siegel                  Mary B. Halsey
     Chairman of the Board              President

           [CECIL BANCORP, INC. LETTERHEAD]







                    March 22, 1999





Dear Stockholder:

     We invite you to attend the Annual Meeting of stockholders of Cecil Bancorp, Inc. to be held at Bentley's, Elkton, Maryland on Wednesday, April 21, 1999 at 9:00 a.m.

     The accompanying notice and proxy statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company's subsidiary banks, Cecil Federal Savings Bank and Columbian Bank, a Federal Savings Bank. Directors and officers of the Company as well as representatives of Simon, Master & Sidlow, P.A., the Company's independent auditors, will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.

                              Sincerely,


                              /s/ Bernard L. Siegel

                              Bernard L. Siegel
                              Chairman of the Board

                  CECIL BANCORP, INC.
                   127 NORTH STREET
             ELKTON, MARYLAND  21921-5547
                    (410) 398-1650


       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             TO BE HELD ON APRIL 21, 1999


     NOTICE IS HEREBY GIVEN that the annual meeting of stock-olders (the "Annual Meeting") of Cecil Bancorp, Inc. (the
"Company") will be held at Bentley's, Elkton, Maryland on Wednesday, April 21, 1999 at 9:00 a.m.

     A proxy statement and proxy card for the Annual Meeting accompany this notice.

     The Annual Meeting is for the purpose of considering and acting upon:

          1.   The election of six directors of the Company; and

          2. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on March 5, 1999 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

     You are requested to fill in and sign the accompanying proxy card which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

                          BY ORDER OF THE BOARD OF DIRECTORS


                          /s/ Thomas L. Foard

                          THOMAS L. FOARD
                          SECRETARY

Elkton, Maryland
March 22, 1999


----------------------------------------------------------------
     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. THE ACCOMPANYING PROXY CARD IS ACCOMPANIED BY A SELF-ADDRESSED ENVELOPE FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
----------------------------------------------------------------

                    PROXY STATEMENT
                          OF
                  CECIL BANCORP, INC.
                   127 NORTH STREET
             ELKTON, MARYLAND  21921-5547


            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 21, 1999



                        GENERAL

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cecil Bancorp, Inc. (the "Company"), the holding company of Cecil Federal Savings Bank ("Cecil Federal") and Columbian Bank, a Federal Savings Bank ("Columbian," and together, the "Banks") to be used at the annual meeting of stockholders (the "Annual Meeting") which will be held at Bentley's, Elkton, Maryland on Wednesday, April 21, 1999 at 9:00 a.m. This proxy statement and the accompanying notice and proxy card are being first mailed to stockholders on or about March 22, 1999.


          VOTING AND REVOCABILITY OF PROXIES

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Thomas L. Foard, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.


       VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Stockholders of record as of the close of business on March 5, 1999 (the "Record Date") are entitled to one vote for each share then held. At the Record Date, the Company had 607,731 shares of common stock, par value $.01 per share (the "Common Stock") issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.


     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth, at the Record Date, certain information as to the Common Stock believed by management to be beneficially owned by persons owning in excess of 5% of the Company's Common Stock and by all directors and executive officers of the Company as a group.


NAME AND ADDRESS                AMOUNT AND NATURE OF         PERCENT OF SHARES OF
OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP(1)      COMMON STOCK OUTSTANDING
-------------------            -----------------------      ------------------------
Cecil Bancorp, Inc.
Employee Stock Ownership
  Plan ("ESOP")
127 North Street
Elkton, Maryland  21921-5547           37,688  (2)                    6.2%

Anchar, a Maryland General
  Partnership
Builder's Choice Inc.
  Profit Sharing Retirement
  Trust ("Trust")
Anthony F. Sposato
Charles Sposato
80 Molitor Road
Elkton, Maryland  21921-37521          58,556  (3)                   9.6%

Matthew G. Bathon
146 East Main Street
Elkton, Maryland  21921                36,000                        5.9%


All directors and executive
 officers as a group (10 persons)     100,326  (4)                  16.5%

____________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from March 5, 1999.  Except as otherwise noted, the named individuals and each director or officer included in the group exercise sole or shared voting and investment power over the shares of the Common Stock.
(2) These shares are held in a suspense account for future allocation pursuant to the terms of the Employee Stock Ownership Plan ("ESOP"), among participating employees as the loan used to purchase the shares is repaid.
    As of the Record Date, 14,580 shares had been allocated to participants, and
    23,108 shares were unallocated.  The ESOP trustees, currently Directors Burkley,
    Scibinico and Siegel, vote all allocated shares in accordance with instructions of the participants.  Unallocated shares and shares for which no instructions have been received are voted by the ESOP trustees in the same ratio as partici-
    pants direct the voting of allocated shares or, in the absence of such direc-
    tion, the Company's Board of Directors shall direct the voting of such stock, or in the absence of such direction from the Company's  Board of Directors, the trustees shall direct the voting of such stock in their discretion.  (3) Under
    Section 13(d)3 of the Securities Exchange Act of 1934, the above listed indivi-
    duals may be deemed to constitute a "group."  Includes 4,433 shares beneficially owned by Charles Sposato; 4050 shares owned by Bay Ace Hardware, of which
    Charles Sposato is sole stockholder; 25,778 shares beneficially owned by Anchar, a Maryland general partnership of which Charles Sposato and Anthony Sposato are each a 50% general partner; 14,295 shares beneficially owned by the Trust, to which Charles Sposato serves as the sole trustee; and 10,000 shares beneficially owned by Anthony F. Sposato, Charles Sposato's brother.  Charles Sposato dis-
    claims beneficial ownership of those shares of Common Stock held by the Trust other than for his benefit.
(4) Includes 5,493 shares allocated to executive officers under the ESOP as of the Record Date.  For information on the voting of ESOP shares, see
    "Footnote (2)," above.  Also includes 15,191 shares which may be received by certain directors and executive officers upon the exercise of stock options which are exercisable within 60 days of the Record Date.


               PROPOSAL I -- ELECTION OF DIRECTORS

GENERAL

    The Company's Board of Directors presently consists of ten members. In connection with the acquisition of Columbian which was completed on September 30, 1998, Directors Donald F. Angert and Robert L. Johnson were added to the Company's Board of Directors, and the Board was increased to its current size of ten members. Effective with the Annual Meeting, the Board will be increased in size to eleven members. Two new persons have been nominated, in addition to the four current incumbent directors, to serve as the Board of Directors' nominees. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. The Board of Directors has nominated Doris P. Scott, Howard B. Tome, Donald F. Angert and Robert L. Johnson, each of whom are currently Directors, to serve as directors for a three-year period; and Charles Sposato and Matthew G. Bathon, who are not currently Directors, to serve as directors for an initial
two-year period.   Current director William F. Burkley will
resign from the Board of Directors, effective as of the date of the Annual Meeting, and will become a Director Emeritus for a one-year period. Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

    If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve. Any vacancy on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, would be rectified, based on the current intention of the Board of Directors, by the reduction in the size of the Board of Directors to eliminate the vacancy.

    The following table sets forth the names of the Board of Directors' nominees for election as directors. Also set forth is certain other information with respect to each person's age, the year he or she first became a director of Cecil Federal, (except for Messrs. Angert and Johnson, which shows the first year they became directors of Columbian) the expiration of his or her term as a director of the Company, and the number and percentage of shares of Common Stock beneficially owned.



                                    YEAR FIRST                    SHARES OF
                                    ELECTED AS       CURRENT     COMMON STOCK
                                    DIRECTOR OF       TERM       BENEFICIALLY     PERCENT
                    AGE AT         CECIL FEDERAL       TO        OWNED AT THE       OF
NAME           DECEMBER 31, 1999   OR COLUMBIAN      EXPIRE     RECORD DATE (1)    CLASS
----           ------------------  ------------     --------    --------------    -------

                           BOARD NOMINEE FOR TERM TO EXPIRE IN 2002


Doris P. Scott          73             1977            1999        12,732          2.1%

Howard B. Tome          75             1959            1999         6,732          1.1%

Donald F. Angert (2)    68             1968            1999         7,322          1.2%

Robert L. Johnson (2)   71             1988            1999         2,988           .5%

                  BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

Charles Sposato (3)(4)  45              --              --         58,556          9.6%

Matthew G. Bathon (3)   37              --              --         36,000          5.9%

             CURRENT DIRECTORS AND DIRECTORS CONTINUING IN OFFICE

William F. Burkley (5)  67             1959            1999         2,387         0.4%

Bernard L. Siegel       78             1959            2000        21,732         3.6%

Howard J. Neff          70             1969            2000         6,732         1.1%

Mary B. Halsey          37             1995            2000        18,656 (6)     3.1%

Michael J. Scibinico    85             1967            2001        10,232         1.7%

Thomas L. Foard         73             1959            2001         6,969         1.1%

(footnotes on following page)

(continued from previous page)
________________________________
(1) For the definition of beneficial ownership, see Footnote (1) to the table in "Voting Securities and Principal Holders Thereof." Unless otherwise indicated, the named individual exercises sole or shared voting or investment power over the shares listed as beneficially owned by such person. Excludes 16,428 shares held by the ESOP which have not been allocated to participating employees as of March 5, 1999 and over which shares Directors Siegel, Scibinico and Burkley, as members of the ESOP Committee and as ESOP Trustees, exercise shared voting and investment power. Includes 0, 1,237, 6,220, 1,237, 0, 1,237, 413 and 1,237 shares which may be received upon the exercise of stock options which are exercisable within 60 days of March 5, 1999, for Directors Siegel, Neff, Halsey, Scibinico, Foard, Burkley, Scott and Tome, respec-tively.
(2) Mr. Angert and Mr. Johnson were appointed to the board of Directors in connection with the Company's acquisition of Columbian, on September 30, 1998.
(3) Mr. Sposato and Mr. Bathon are new nominees.
(4) Under Section 13(d)3 of the Securities Exchange Act of 1934, the individual listed in this footnote (4) may be deemed to constitute a "group." Includes 4,433 shares beneficially owned by Charles Sposato; 4050 shares owned by Bay Ace Hardware, of which Charles Sposato is sole stockholder; 25,778 shares beneficially owned by Anchar, a Maryland general partnership of which Charles Sposato and Anthony Sposato are each a 50% general partner; 14,295 shares beneficially owned by the Trust, to which Charles Sposato serves as the sole trustee; and 10,000 shares beneficially
    owned by Anthony   F. Sposato, Charles Sposato's brother.
    Charles Sposato disclaims beneficial ownership of those shares of Common Stock held by the Trust other than for his benefit.
(5) Mr. Burkley will resign from the Board of Directors, effective as of the date of the Annual Meeting, and will become a Director Emeritus for a one-year period.
(6) Includes 2,755 shares allocated to Ms. Halsey under the ESOP as to which she has voting power but no investment power.

    The principal occupation of the directors and executive officers of the Company, as well as information regarding the new nominees, is set forth below. All directors and nominees have held their present positions for at least five years, and reside in Elkton, Maryland, unless otherwise stated.

    DORIS P. SCOTT is an attorney in her own private practice. Mrs. Scott also serves on the board of directors of Family Services of Cecil County, Incorporated. Mrs. Scott is Chairman of the Second Circuit Judicial Nominating Commission. In addition, she is a past member of the Board of Governors of the Maryland Bar Association and currently serves on several committees of such Association.

    HOWARD B. TOME, a founding director of Cecil Federal, is a retired real estate broker. He was self-employed from 1950 to 1988. He also served as President of the Maryland Appraisal Institute, Inc. from 1956 to 1988. Mr. Tome is a member of the American Legion, the American Lung Association and the Conowingo Baptist Church. He resides in Rising Sun, Maryland.

    DONALD F. ANGERT was formerly the President and majority stockholder of Angert, Inc., for 21 years, a retail business with stores located in Harford County, Maryland. He became President of Columbian in January 1989, and has been Chairman of Columbian since 1994 in which capacity he presides at all meetings of Columbian's Board of Directors, appoints the Board Committees, and serves on an as-needed basis for the management of Columbian. He was appointed to the Board of Directors of the Company in 1998 in connection with the Company's acquisition of Columbian. Mr. Angert is a resident of Havre de Grace, Maryland.

    ROBERT L. JOHNSON is retired from his previous employment by an agency of the United States Government located in Harford County, Maryland, by whom he had been employed since 1953. He was appointed to the Board of Directors of the Company in 1998 in connection with the Company's acquisition of Columbian. Mr. Johnson is a resident of Havre de Grace, Maryland.

    CHARLES F. SPOSATO is owner and president of Bay Ace Hardware, Inc. and Choice Ballooning, Inc. as well as president of CECO Utilities, Inc. and Manchester Development, Inc. In 1995 Mr. Sposato was recognized in Who's Who in Executives & Business. He has served as president of the Cecil County Home Builders Association and as director of the Home Builders Association of Maryland. Mr. Sposato serves as Chairman of the Board of Union Hospital Ventures, Inc. as well as being a member of the Union Hospital finance committee. He serves on the Chesapeake Hospice Foundation board of directors and as a Trustee of Mount Aviat Academy. Mr. Sposato is a member of the

Knights of Columbus and the Cecil County, Elkton and North East
Chambers of Commerce. Mr. Sposato has also attended the Maryland Bankers School. He resides in Elkton, Maryland.

    MATTHEW G. BATHON is an attorney with the Elkton law firm of Bathon and Bathon, P.A., a general practice law firm. Mr. Bathon is also an owner of Bentley's Restaurant and Banquet Facilities located in Elkton. He currently serves as Secretary of Northern Chesapeake Hospice Foundation and is a member of its Board of Directors. Additionally, Mr. Bathon serves as a Trustee of Mt. Aviat Academy and is a Board Member of the Cecil County Chapter of the American Red Cross. He resides in Elkton, Maryland.

    WILLIAM F. BURKLEY is a founding director of Cecil Federal and has served as Vice President since 1959. He is a self-employed realtor and insurance agent. Mr. Burkley also served on the board of directors of the Union Hospital in Elkton and is a member of the Elkton Kiwanis Club and is a member and past president of the Elkton Chamber of Commerce. He has previously served as the Chairman of the Maryland Department of Transportation and as a member of the Maryland Department of Economic and Employment Commission. Mr. Burkley was a member of the Maryland House of Delegates from 1954 to 1962. Mr. Burkley will resign from the Board of Directors, effective as of the date of the Annual Meeting, and will become a Director Emeritus for a one-year period.

    BERNARD L. SIEGEL is a founding director of Cecil Federal and was appointed Chairman of the Board in 1994. He is President of both Colonial Jewelers in Elkton and the Bellos Diamond Center in Harrisburg, PA. He was Chairman of the Building Fund of the original Elkton YMCA, a recipient of the YMCA Award of Service to Youth and serves as a Life Member of its board of directors. Mr. Siegel has served as past President of the Elkton Chamber of Commerce and Treasurer of the Maryland Council of Retail Merchants and has volunteered for the Red Cross and United Way. Mr. Siegel currently serves on the board of the Kutz Home for the Elderly. He resides in Wilmington, Delaware.

    HOWARD J. NEFF has owned and operated Perryville Oil Company, an oil distributor, since 1954. Mr. Neff serves as Chairman of the Board of Trustees of the Perryville United Methodist Church. He resides in Perryville, Maryland.

    MARY B. HALSEY became President and Chief Executive Officer of the Company and Cecil Federal in July 1995. Ms. Halsey joined Cecil Federal in 1980 and has been employed in various capacities since that time, including the positions of Chief Operating Officer and Principal Financial and Accounting Officer, which she held from 1993 until becoming President and Chief Executive Officer in 1995. Ms. Halsey is a director and officer of the Southeastern Conference of Community Bankers, Inc., currently holding the position of President. Ms. Halsey has also been appointed to several committees of the national thrift association, America's Community Bankers. Ms. Halsey is a director of the Maryland Bankers Association. In 1997, Ms. Halsey was appointed to the Maryland Governor's Task Force to study bank charter modernization, a position that she will hold for 2 years. Ms. Halsey currently serves as Treasurer of the Union Hospital of Cecil County Health System, Inc., and as Trustee of Mt. Aviat Academy. She has previously served as Vice President and Director of the North East Chamber of Commerce and Director of the YMCA of Cecil County, Maryland. She resides in Rising Sun, Maryland.

    MICHAEL J. SCIBINICO is president of Central Printing and
Office Supply, Inc. and has served as Treasurer of Cecil Federal since 1974 and Chairman of the Board from 1969 to 1972. He also is a member of the Elkton Kiwanis Club.

    THOMAS L. FOARD, a founding director of Cecil Federal, is a self-employed farmer and has served as Secretary of Cecil Federal since 1969 and as Secretary of the Company since its incorporation in 1994. He also has served on the board of directors and as Vice President of Bethel Cemetery for the past 20 years. Mr. Foard resides in Chesapeake City, Maryland.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following table sets forth information regarding the executive officers of the Company, Cecil Federal and Columbian, who presently do not serve on the Board of Directors.

                         AGE AT
    NAME             DECEMBER 31, 1998    TITLE
    ----             -----------------    -----
    Brian J. Hale             39          Senior Vice
                                          President/Chief
                                          Operating Officer of
                                          Cecil Federal

    Sandra D. Feltman         49          Vice President/Director
                                          of Lending of Cecil
                                          Federal

    Kathleen Guzzo            51          Vice President/Director
                                          of Columbian Bank

    BRIAN J. HALE is Senior Vice President/Chief Operating Officer of Cecil Federal. Before joining Cecil Federal, Mr. Hale was employed at County Banking and Trust Company, Elkton, Maryland for 16 years in various capacities, finally as Assistant Vice President in charge of loan operations. Since joining Cecil Federal in 1995, Mr. Hale's responsibilities as Chief Operating Officer include the administration of all lending, savings, and operational activities of Cecil Federal. Mr. Hale is currently a Director of the United Way of Cecil County.

    SANDRA D. FELTMAN is Vice President/Director of Lending of Cecil Federal. Ms. Feltman has previously served in various capacities since joining Cecil Federal in 1972 and has served in her present capacity as Director of Lending since 1982. Her responsibilities include carrying out Cecil Federal's lending policies and acting as the Community Reinvestment Act Officer. Ms. Feltman has previously served as the President and Director of the Greater Elkton Chamber of Commerce as well as a member in the committee to select a new Elkton Police Chief and the Teacher Recruitment/Retention Committee. She also participates in various activities for the Business and Education Partnership Advisory Council. Ms. Feltman is currently the Chairman of the Finance Committee of the Cecil County Board of Realtors. Ms. Feltman is also a director of the Cecil County Home Builders Association.

    KATHLEEN G. GUZZO has been employed by Columbian since October of 1984, serving in the capacity of Vice President and has served as director of Columbian since 1985. In her position as Vice President of Operations, Mrs. Guzzo is responsible for managing the daily operations of Columbian pursuant to the policies and procedures established by the Board of Directors. She is also the principal accounting and financial officer. Prior to joining Columbian, Mrs. Guzzo served as Executive Vice President and a director of Northfield Federal Savings, Baltimore County, Maryland from 1976 to 1984. Before joining Northfield, Mrs. Guzzo was associated with Calvert Savings and Loan serving in various capacities since 1966.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors of the Company holds quarterly meetings and special meetings, as necessary. Prior to the acquisition of Columbian, the Company met bi-monthly. During the year ended December 31, 1998, the Board of Directors of the Company met 20 times. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 1998 and the total number of meetings held by all committees on which the director served during such year.

    The Audit Committee, composed of Directors Neff, Siegel and Scibinico meets with the Company's independent auditors in connection with the Company's annual audit and reviews the Company's accounting and financial reporting policies and practices. The Audit Committee met one time during fiscal 1998.

    The entire Board of Directors serves as the Nominating
Committee, and met once in its capacity as the Nominating
Committee during 1998 to make nominations for the Annual
Meeting.



    The Company does not have an Executive Committee as the full
Board of Directors meets significantly often to conduct company business.

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by Mary B. Halsey, Chief Executive Officer of the Company. No other executive officer received salary and bonus in excess of $100,000 during the fiscal year ended December 31, 1998.

                                                                 LONG-TERM COMPENSATION
                                                          ------------------------------------
                                  ANNUAL COMPENSATION            AWARDS           PAYOUTS
                         ------------------------------   ----------------------- -------
NAME AND                                         OTHER    RESTRICTED  SECURITIES
PRINCIPAL                                        ANNUAL     STOCK     UNDERLYING  LTIP       ALL OTHER
POSITION            YEAR  SALARY   BONUS      COMPENSATION AWARD(S)    OPTIONS   PAYOUTS  COMPENSATION(1)
---------           ----  ------   -----      ------------ ---------- ---------- -------  --------------
Mary B. Halsey       1998  $105,000 $23,888 (2)   $ --      $22,630 (3)    $ --  $  --       $18,452
  President, Chief   1997    95,000  19,885 (2)     --       16,371 (3)      --     --        15,868
  Executive Officer  1996    85,000  17,621         --       14,445          --     --        13,378

___________
(1) For 1998 -- includes an automobile allowance of $750 and a pension plan contribution of $17,702 for
    1997 -- includes an automobile allowance of $750 and a pension plan contribution of $15,118; for
    1996 -- includes an automobile allowance of $750 and a pension plan contribution of $12,626.  Does not include 856 shares allocated to Ms. Halsey  under the ESOP in 1998 with a value of $25.25 per share, or $21,614; 736 shares allocated under the ESOP to Ms. Halsey in 1997 with a value of $20.50 per share or $15,088; and 676 shares allocated to Ms. Halsey under the ESOP in 1996 with a value of
    $15.50 per share, or $10,478.  (Share values are based on then current trades in the Common Stock)
(2) Represents $23,888 and $19,885 for fiscal 1998 and 1997, respectively, paid pursuant to the Company's
    Incentive Compensation Plan.
(3) Represents 963 shares of restricted stock under the Management Recognition Plan, with a market value of $23.50 per share on the date of vesting for fiscal 1998; and 963 shares of restricted stock under the Management Recognition Plan, with a market value of $17.00 per share on the date of vesting for fiscal 1997.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

    Set forth below is information concerning options exercised during the year ended December 31, 1998 and the value of options held at the end of the fiscal year by Mary B. Halsey, Chief Executive Officer of the Company. No options were granted during fiscal 1998, and no SARs have been granted.


                                             NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                            UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS
                                              OPTIONS AT YEAR-END      AT YEAR-END (2)
                                            ---------------------   ---------------------
                SHARES ACQUIRED    VALUE        (EXERCISABLE/           (EXERCISABLE/
NAME              ON EXERCISE    REALIZED       UNEXERCISABLE)         UNEXERCISABLE)
----            ---------------  --------    --------------------   ---------------------
Mary B. Halsey      1,000        $12,630 (1)        6,220                $65,902.50

_____________
(1) Represents the difference between the exercise price per share ($11.00) and the market price of $23.63 on the date of exercise.
(2) Represents market price per share at end of fiscal year 1998 ($23.625 on December 31,
    1998) less option exercise price per share ($11.00).

DIRECTOR COMPENSATION

    GENERAL. During the fiscal year ended December 31, 1998, each non-employee member of the Company's Board of Directors was paid an annual retainer of $2,400 plus a fee of $150 per board meeting attended. Directors who are full-time employees do not receive additional fees for serving as directors. Non-employee directors also receive


a fee of $50 per committee meeting attended. Each non-employee member of the Board of Directors received a $2,115 bonus during fiscal 1998 pursuant to the Company's Incentive Compensation Plan, except for new directors Angert and Johnson, who each received $658. See "Incentive Compensation Plan.

    DIRECTORS' RETIREMENT PLAN. In connection with its Conversion to stock form, Cecil Federal adopted the Cecil Federal Savings Bank Retirement Plan for Outside Directors (the "Directors Plan") for its non-employee directors. Upon retirement, a participant in the Directors' Plan receives a monthly benefit, for 120 months, equal to the product of his or her "Benefit Percentage," his or her "Vested Percentage," and $500. A participant's "Benefit Percentage" is based on his or her overall years of service on the Board of Directors of Cecil Federal and increases in increments of 20% from 0% for less than 5 years of service, to 20% for 5 years or more of service, to 40% for 10 years or more of service, to 60% for 15 years or more of service, to 80% for 20 years or more of service, to 100% for 25 or more years of service. A participant's "Vested Percentage" equals 0% initially, and increases by 10% per year for 10 years, and becomes 100% if the participant completes 10 years of service following the Conversion to stock form, or the date the director joined the Board. However, in the event a participant terminates service on the Board due to "disability" or "change in control" (as such terms are defined in the Directors' Plan), the participant's Vested Percentage becomes 100% regardless of his or her years of service. If the participant dies, his or her surviving spouse will receive an amount equal to 50% of the benefits that would have been paid to the participant under the Directors' Plan if the participant (i) had survived to collect the full benefits payable (provided that these payments had commenced prior to the participant's death), and (ii) had a Vested Percentage equal to 100%, but only if the participant had not both terminated service on the Board prior to his or her death, and then had a Vested Percentage below 100% (with no payments being otherwise made). Cecil Federal contributed $45,000 to the Directors' Plan in 1988 to cover projected payments under the plan.

INCENTIVE COMPENSATION PLAN

    Effective January 1, 1994, the Company's Board of Directors adopted the Cecil Bancorp, Inc. Incentive Compensation Plan (the "Incentive Compensation Plan"). The Incentive Compensation Plan is administered by a committee (the "Incentive Compensation Committee") consisting of Directors Burkley, Scibinico, and Siegel. The Incentive Compensation Plan authorizes the Incentive Compensation Committee to select key employees who will be eligible to receive annual cash bonuses ("Bonuses"). Directors of the Company who are not employees `utomatically participate in the Incentive Compensation Plan.

    The mathematical formula set forth in the Incentive Compensation Plan and summarized below determines the amount of incentive compensation that participants may receive in bonuses. Nevertheless, the Incentive Compensation Committee may in its discretion determine, by resolution adopted before the first day of any calendar year, to reduce the amounts payable to employees in the form of Bonuses. Absent such action with respect to employees, for each calendar year in which the Incentive Compensation Plan is in effect, each non-employee director and each key employee selected for participation will receive a Bonus in an amount equal to 7% of the participant's base annual compensation, times a "Multiplier" calculated as the sum of: (i) the percentage by which the Company's and the Bank's return-on-assets ("ROA") exceeds .50, and (ii) one half of the percentage by which 1.1% exceeds the Company's and the Bank's nonperforming loans (loans over 90 days delinquent and real estate owned) as a percentage of total assets ("NPA"). In no event will the Multiplier be less than zero. The Multiplier will be increased by .4 for any year in which the Bank receives an OTS Safety and Soundness CAMEL Rating of 1 or 2, and will be increased by an additional .4 for any year in which the Company's and the Bank receives an OTS Safety and Soundness CAMEL Rating of 1. The Incentive Compensation Committee may adjust the Company's ROA or NPA to take into account extraordinary financial events. The aggregate amount of Bonuses payable for any calendar year will be proportionately reduced (to zero, if necessary) to the extent that the payment would cause the Company's and the Bank to cease to be a "well-capitalized" institution for the year. Bonuses are payable from the Company's general assets. During fiscal 1998, due to extraordinary financial changes resulting from the merger with Columbian, the Board of Directors determined to separately evaluate the performance of the subsidiary banks, Cecil Federal and Columbian in applying this criteria to determine bonuses awarded for the 1998 fiscal year.

    The Incentive Compensation Plan has an indefinite term. The Company has the right at any time to terminate or amend the Incentive Compensation Plan in any manner and for any reason; provided, that no amendment or termination shall, without the consent of the participant or, if applicable, the participant's beneficiary, adversely affect such participant's or benefi-ciary's rights with respect to benefits accrued as of the date of such amendment or termination. For the fiscal year ended December 31, 1998, Ms. Halsey received a bonus of $23,888, and each non-employee director received a bonus of $2,115, except for directors Angert and Johnson, who each received $658, pursuant to the Incentive Compensation Plan.

EMPLOYMENT AGREEMENTS

    The Company and Cecil Federal, together, have entered into separate employment agreements (the "Employment Agreements") with Mary B. Halsey (the "Employee"), who is President and Chief Executive Officer of the Company and Cecil Federal. In her capacity as President and Chief Executive Officer, the Employee is responsible for overseeing all operations of Cecil Federal and the Company, and for implementing the policies adopted by Cecil Federal and the Company's Boards of Directors.

    The Employment Agreements became effective on the date of completion of the conversion of Cecil Federal from mutual to stock form and provide for a term of three years, with an annual base salary being payable to the Employee by Cecil Federal,
which is currently in the amount of $105,000.   In lieu of
paying the Employee additional salary, the Company is agreeing to be jointly and severally liable for Cecil Federal's obligations under its Employment Agreement. On each anniversary date from the date of commencement of the Employment Agreement, the term of the agreement may be extended for an additional one-year period beyond the then effective expiration date, upon a determination by Cecil Federal's Board of Directors that the performance of the Employee has met the required performance standards and that the Employment Agreement may be extended.
The Employment Agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement, and medical plans, customary fringe benefits and vacation and sick leave. The Employment Agreements will terminate upon the Employee's death or disability, and is terminable by Cecil Federal or the Company for "just cause" as defined in the Employment Agreements. In the event of termination for just cause, no severance benefits are available. If Cecil Federal or the Company terminates an Employee without just cause, the Employee will be entitled to a continuation of her salary and benefits from the date of termination through the remaining term of the Employment Agreement. If an Employment Agreement is terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will not be entitled to a continuation of her salary and benefits following such termination. In the event of the Employee's death during the term of an Employment Agreement, her estate will be entitled to receive her salary through the last day of the month in which death occurs. The Employees is able to voluntarily terminate their Employment Agreements by providing 60 days written notice to the Boards of Directors of Cecil Federal and the Company, in which case an Employee is entitled to receive only her compensation, vested rights, and benefits up to the date of termination.

    The Employment Agreements contain provisions stating that in the event of the Employee's involuntary termination of employ-ment in connection with, or within one year after, any change in control (as defined in Cecil Federal's Retirement Plan for Non-Employee Directors), other than for "just cause," the Employee will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. The Employment Agreements provide for a lump sum payment to be made in the event of the Employee's voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following the change in control, which have not been consented to in writing by the Employee, including (i) the requirement that the Employee perform her principal executive functions more than 35 miles from Cecil Federal's current primary office, (ii) a reduction in the Employee's base compensation as then in effect, (iii) the failure of Cecil Federal to maintain existing or substantially similar employee benefit plans, including material


vacation, fringe benefits, stock option, and retirement plans,
(iv) the assignment to the Employee of duties and responsi-bilities which are other than those normally associated with her position with Cecil Federal, (v) a material reduction in the Employee's authority and responsibility, and (vi) the failure to re-elect the Employee to Cecil Federal's Board of Directors, provided that the Employee is serving on such Board on the date of the change in control. The aggregate payments that would be made to Ms. Halsey assuming her termination of employment under the foregoing circumstances at December 31, 1998 would have been approximately $313,950. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of Cecil Federal. In the event that the Employee prevails over Cecil Federal or the Company in a legal dispute as to an Employment Agreement, she will be reimbursed for legal and other expenses.

    The Employment Agreements include the following definitions:
(i) "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform her duties under the Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Company's long-term disability plan (or, if Cecil Federal has no such plan in effect, which impairs the Employee's ability to substantially perform her duties under the Agreement for a period of one hundred eighty (180) consecutive days); (ii) termination for "Just Cause" means termination because of, in the good faith determination of the Board, the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement; and (iii) "change in control" has the same meaning as in effect under Cecil Federal's Retirement Plan for Non-Employee Directors.

TRANSACTIONS WITH MANAGEMENT

    Loans above the greater of $25,000 or 5% of Cecil Federal's or Columbian's capital and surplus, to directors, officers and employees must be approved in advance by a disinterested majority of the Board of Directors. Cecil Federal makes real estate loans to directors, officers and employees on substan-tially the same terms and rates as those which are available to the general public. Further, private mortgage insurance is required for all loans when the loan-to-value ratio is over 80%. During fiscal 1998, no executive officer, director or associate of such person had a loan outstanding with a balance in excess of $60,000, which loan had preferential terms.

         RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Simon, Master & Sidlow, P.A., which was the Company's independent auditing firm for the 1998 fiscal year, has been retained by the Board of Directors to be the Corporation's independent auditors for the 1999 fiscal year. A representative of Simon, Master & Sidlow, P.A. is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from the Reporting Persons that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1998 all Reporting Persons have complied with these reporting requirements.



                          OTHER MATTERS

    The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

                          MISCELLANEOUS

    The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

    The Company's annual report to stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Secretary of the Company. Such annual report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

                      STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 127 North Street, Elkton, Maryland 21922-5547, no later than November 22, 1999. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

    Stockholder proposals to be considered at the Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary of the Company, not less than thirty days nor more than sixty days prior to the date of the Annual Meeting. If less than forty days' notice of the meeting is given to stockholders, such notice shall be delivered or mailed to the Secretary not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Thomas L. Foard

                              THOMAS L. FOARD
                              SECRETARY

Elkton, Maryland
March 22, 1999

                           FORM 10-KSB

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, CECIL BANCORP, INC., P.O. BOX 568, 127 NORTH STREET, ELKTON, MARYLAND 21922-5547.


                         REVOCABLE PROXY
                       CECIL BANCORP, INC.
                         ELKTON, MARYLAND


                  ANNUAL MEETING OF STOCKHOLDERS
                          APRIL 21, 1999


    The undersigned hereby appoints Bernard L. Siegel, Thomas L. Foard and Mary Beyer Halsey with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Cecil Bancorp, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders, to be held at Bentley's, Elkton, Maryland on Wednesday, April 21, 1999 at 9:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows, and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting:

                                                         VOTE
                                            FOR        WITHHELD
                                            ---        --------


       1.  The election as directors
           of all nominees listed
           below (except as marked to
           the contrary below).            [   ]         [   ]


           For three year terms:
           --------------------
           Doris P. Scott
           Howard B. Tome
           Donald F. Angert
           Robert L. Johnson

           For initial two year terms:
           --------------------------
           Charles F. Sposato
           Matthew G. Bathon

           INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY
           INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE
           LINE PROVIDED BELOW.

           --------------------

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE
NOMINEES LISTED ABOVE.


THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSONS AS DIRECTORS WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


    Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual
Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Annual
Meeting, a proxy statement dated March 22, 1999 and an Annual
Report to Stockholders for the 1998 fiscal year.

Dated:  ______________, 1999


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


    Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
If shares are held jointly, each holder should sign.



    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE.